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                                                                     EXHIBIT 4.9


                          EVERGREEN MEDIA CORPORATION
               STOCK OPTION AGREEMENT FOR NON-EMPLOYEE DIRECTORS

          THIS AGREEMENT, dated [______], 199__, is made by and between Evergreen Media Corporation, a Delaware corporation hereinafter referred to as "Company," and [____________], a Director of the Company, hereinafter referred to as "Optionee":

                                R E C I T A L S:
                                - - - - - - - -

          WHEREAS, the Company has adopted and the stockholders of the Company have approved the Evergreen Media Corporation Stock Option Plan for Non-Employee Directors (the "Plan");

          WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its $.01 par value Class A Common Stock ("Common Stock");

          WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

          WHEREAS, the Company has determined that it is in the best interests of the Company and its stockholders to grant the option provided herein (the "Option") to the Optionee pursuant to the Plan on the terms set forth herein in order to attract and retain persons of exceptional ability to serve as outside members of the Board and to solidify the common interests of stockholders and the Company's non-employee directors in enhancing the value of the Company's capital stock;

          NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.1 - Board
- -----------   -----

          "Board" shall mean the Board of Directors of the Company.

Section 1.2 - Code
- -----------   ----

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
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Section 1.3 - Company
- -----------   -------

          "Company" shall mean Evergreen Media Corporation. In addition, "Company" shall mean any corporation assuming, or issuing new stock options in substitution for, Options outstanding under the Plan.

Section 1.4 - Director
- -----------   --------

          "Director" shall mean a member of the Board who is not an employee of the company or the Parent Corporation or any Subsidiary.

Section 1.5 - Exchange Act
- -----------   ------------

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 1.6 - Option
- -----------   ------

          "Option" shall mean an option to purchase Class A Common stock, par value $.01 per share, of the Company, granted under this Agreement.

Section 1.7 - Parent Corporation
- -----------   ------------------

          "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one (1) of the other corporations in such chain.

Section 1.8 - Plan
- -----------   ----

          "Plan" shall mean the Evergreen Media Corporation Stock Option Plan for Non-Employee Directors.

Section 1.9 - Rule 16b-3
- -----------   ----------

          "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

Section 1.10 - Secretary
- ------------   ---------

          "Secretary" shall mean the Secretary of the Company.

Section 1.11 - Securities Act
- ------------   --------------

          "Securities Act" shall mean the Securities Act of 1933, as amended.

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Section 1.12 - Subsidiary
- ------------   ----------

          "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one (1) of the other corporations in such chain.

Section 1.13 - Termination of Directorship
- ------------   ---------------------------

          "Termination of Directorship" shall mean the time when the Optionee ceases to be a director of the Company or any Parent Corporation for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, removal, death or retirement. The Board, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship.

                                   ARTICLE II

                                GRANT OF OPTION
                                ---------------

Section 2.1 - Grant of Option
- -----------   ---------------

          In consideration of the Optionee's agreement to serve as a Director of the Company and for other good and valuable consideration, on the date hereof the Company irrevocably grants to the Optionee the option to purchase any part or all of an aggregate of 5,000 shares of its Class A Common Stock upon the terms and conditions set forth in this Agreement.

Section 2.2 - Purchase Price
- -----------   --------------

          The purchase price of the shares of stock covered by the Option shall be $[__.__] per share without commission or other charge.

Section 2.3 - Consideration to Company
- -----------   ------------------------

          In consideration of the granting of this Option by the Company, the Optionee agrees to render faithful and efficient services as a Director of the Company, from the date this Option is granted until the next annual meeting of stockholders of the Company and until his successor is elected and qualified. Nothing in this Agreement or in the Plan shall interfere with or restrict in any way the rights of the stockholders of the Company to remove Optionee as a director of the Company, which are hereby expressly reserved.

Section 2.4 - Adjustments in Option
- -----------   ---------------------

          In the event that the outstanding shares of the stock subject to the Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization,

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reclassification, stock split up, stock dividend or combination of shares, the
Board shall make an appropriate and equitable adjustment in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the Option price per share. Any such adjustment made by the Board shall be final and binding upon the Optionee, the Company and all other interested persons.

                                  ARTICLE III

                            PERIOD OF EXERCISABILITY
                            ------------------------

Section 3.1 - Commencement of Exercisability
- -----------   ------------------------------

          The Option with respect to one-third of the shares of Common Stock granted hereunder shall become exercisable on the first anniversary of the date the Option is granted; the Option with respect to one-third of the shares of Common Stock granted hereunder shall become exercisable on the second anniversary of the date the Option is granted; and the Option with respect to the remaining shares of Common Stock granted hereunder shall become exercisable on the third anniversary of the date the Option is granted.

Section 3.2 - Duration of Exercisability
- -----------   --------------------------

          The Option, which becomes exercisable pursuant to Section 3.1, shall remain exercisable until it becomes unexercisable under Section 3.3.

Section 3.3 - Expiration of Option
- -----------   --------------------

          The Option may not be exercised to any extent by anyone after the first to occur of the following events:

          (a) The expiration of ten (10) years from the date the Option was granted; or

          (b) The expiration of three (3) months from the date of the Optionee's Termination of Directorship other than resulting from the death or permanent disability of the Optionee, his retirement as a Director on or after age 65, or his ceasing to be eligible to participate in the Plan by reason of his becoming an employee of the Company or any of its subsidiaries; or

          (c) The expiration of eighteen (18) months from the date of the Optionee's Termination of Directorship for any reason other than as specified in
Section 3.3(b); or

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          (d) The effective date of either the merger or consolidation of the
Company with or into another corporation, or the acquisition by another corporation or person of all or substantially all of the Company's assets or eighty percent (80%) or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, unless the Board waives this provision in connection with such transaction. At least ten (10) days prior to the effective date of such merger, consolidation, acquisition, liquidation or dissolution, the Board shall give the Optionee notice of such event if the Option has then neither been fully exercised nor become unexercisable under this
Section 3.3.

Section 3.4 - Acceleration of Exercisability
- -----------   ------------------------------

          In the event of the merger or consolidation of the Company with or into another corporation, or the acquisition by another corporation or person of all or substantially all of the Company's assets or eighty percent (80%) or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, the Board may, in its absolute discretion and upon such terms and conditions as it deems appropriate, provide by resolution, adopted prior to such event and incorporated in the notice referred to in
Section 3.3(d), that at some time prior to the effective date of such event this Option shall be exercisable as to all the shares covered hereby, notwithstanding that this Option may not yet have become fully exercisable under Section 3.1; provided, however, that this acceleration of exercisability shall not take place if:

          (a) This Option becomes unexercisable under Section 3.3 prior to said effective date; or

          (b) In connection with such an event, provision is made for an assumption of this Option or a substitution therefor of a new option by an employer corporation or a parent or subsidiary of such corporation.

          The Board may make such determinations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with such acceleration of exercisability, including, but not by way of limitation, provisions to ensure that any such acceleration and resulting exercise shall be conditioned upon the consummation of the contemplated corporate transaction.

                                   ARTICLE IV

                               EXERCISE OF OPTION
                               ------------------

Section 4.1 - Person Eligible to Exercise
- -----------   ---------------------------

          During the lifetime of the Optionee, only he may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by his personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

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Section 4.2 - Partial Exercise
- -----------   ----------------

          Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for not less than two hundred (200) shares and shall be for whole shares only.

Section 4.3 - Manner of Exercise
- -----------   ------------------

          The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3:

          (a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion, stating that the Option or portion is thereby exercised, such notice complying with all applicable rules established by the Board; and

          (b) (i) Full payment (in cash or by check) for the shares with respect to which such Option or portion is exercised; or

               (ii) shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer to the Company or, subject to the timing requirements of Section 4.4, shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, in each case with a fair market value (as determined under Section 4.2(b) of the Plan) on the date of Option exercise equal to the aggregate purchase price of the shares with respect to which such Option or portion is exercised; or

               (iii) any combination of the consideration provided in the foregoing subparagraphs (i) and (ii); and

          (c) A bona fide written representation and agreement, in a form satisfactory to the Board, signed by the Optionee or other person then entitled to exercise such Option or portion, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Board may, in its absolute discretion, take whatever additional actions it deems appropriate to insure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Board may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares

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acquired on an Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares; and

          (d) Full payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; with the consent of the Board, (i) shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer, or (ii) subject to the timing requirements of Section 4.4, shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, valued in accordance with Section 4.2(b) of the Plan at the date of Option exercise, may be used to make all or part of such payment; and

          (e)  In the event the Option or portion shall be exercised pursuant to
Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Section 4.4 - Certain Timing Requirements
- -----------   ---------------------------

          Shares of Common Stock issuable to the Optionee upon exercise of the Option may be used to satisfy the Option price or the tax withholding consequences of such exercise only (i) during the period beginning on the third
(3rd) business day following the date of release of the quarterly or annual summary statement of revenues and earnings of the Company and ending on the twelfth (12th) business day following such date or (ii) pursuant to an irrevocable written election by the Optionee to use shares of Common Stock issuable to the Optionee upon exercise of the Option to pay all or part of the Option price or the withholding taxes (subject to the approval of the Board) made at least six (6) months prior to the payment of such Option price or withholding taxes.

Section 4.5 - Conditions to Issuance of Stock Certificates
- -----------   --------------------------------------------

          The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

          (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

          (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange

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Commission or of any other governmental regulatory body, which the Board shall, in its absolute discretion, deem necessary or advisable; and

          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Board shall, in its absolute discretion, determine to be necessary or advisable; and

          (d) The payment to the Company of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; and

          (e) The lapse of such reasonable period of time following the exercise of the Option as the Board may from time to time establish for reasons of administrative convenience.

Section 4.6 - Rights as Stockholder
- -----------   ---------------------

          The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of stock purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

                                   ARTICLE V

                                OTHER PROVISIONS
                                ----------------

Section 5.1 - Administration
- -----------   --------------

          The Board shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option.

Section 5.2 - Option Not Transferable
- -----------   -----------------------

          Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

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Section 5.3 - Shares to Be Reserved
- -----------   ---------------------

          The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.4 - Notices
- -----------   -------

          Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.5 - Titles
- -----------   ------

          Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6 - [Intentionally Omitted]
- -----------    ---------------------


Section 5.7 - Construction
- -----------   ------------

          This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware.

Section 5.8 - Conformity to Securities Laws
- -----------   -----------------------------

          The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

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Section 5.9 - Restrictions on Transfer of Shares
- -----------   ----------------------------------

          Notwithstanding any other provision of this Agreement, no shares of Common Stock acquired upon exercise of the Option, or any portion thereof, may be sold, assigned, pledged, encumbered or otherwise transferred until at least six months and one day have elapsed from the date hereof.



          IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.


                                                 EVERGREEN MEDIA CORPORATION


                                              By:___________________________
                                                   Scott K. Ginsburg
                                                   Chief Executive Officer

                                              By:___________________________
                                                   Matthew E. Devine
                                                   Secretary



____________________________
          Optionee

____________________________

____________________________
          Address

Optionee's Taxpayer
Identification Number:

____________________________

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